                                                                    Exhibit 4.7

                                                                 EXECUTION COPY


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                          EQUITY SUBSCRIPTION AGREEMENT


                            Dated as of March 1, 2000


                                      among


                              AES RED OAK, L.L.C.,

                               AES RED OAK, INC.,

                                       and

                              THE BANK OF NEW YORK,
                               as Collateral Agent


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       830 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
               Borough of Sayreville, Middlesex County, New Jersey

                                TABLE OF CONTENTS


                                                                                                               PAGE





SECTION 1.        DEFINITIONS.....................................................................................2
SECTION 2.        EQUITY CONTRIBUTIONS............................................................................4
SECTION 3.        NOTIFICATION OF SECURITY INTEREST...............................................................5
SECTION 4.        REPRESENTATIONS AND WARRANTIES..................................................................5
SECTION 5.        COVENANTS.......................................................................................6
SECTION 6.        ADDITIONAL COVENANTS OF RED OAK.................................................................7
SECTION 7.        EVENTS OF DEFAULT...............................................................................8
SECTION 8.        TRANSFERS OF INTEREST IN THE COMPANY............................................................9
SECTION 9.        OBLIGATIONS ABSOLUTE, ETC.......................................................................9
SECTION 10.       WAIVER.........................................................................................10
SECTION 11.       SUPPORT INSTRUMENTS............................................................................10
SECTION 12.       RESCISSION OF PAYMENT..........................................................................13
SECTION 13.       SEPARATE UNDERTAKINGS..........................................................................13
SECTION 14.       NOTICES........................................................................................14
SECTION 15.       SUCCESSORS AND ASSIGNS.........................................................................15
SECTION 16.       AMENDMENT, ETC.................................................................................15
SECTION 17.       REMEDIES.......................................................................................15
SECTION 18.       HEADINGS.......................................................................................15
SECTION 19.       GOVERNING LAW..................................................................................15
SECTION 20.       CONSENT TO JURISDICTION........................................................................16
SECTION 21.       WAIVER OF JURY TRIAL...........................................................................16
SECTION 22.       EXPENSES.......................................................................................16
SECTION 23.       COUNTERPARTS...................................................................................16
SECTION 24.       SEVERABILITY...................................................................................16
SECTION 25.       TERMINATION....................................................................................16

 EXHIBIT A        FORM OF ACCEPTABLE LETTER OF CREDIT
 EXHIBIT B        FORM OF ACCEPTABLE BOND
 EXHIBIT C        FORM OF PARENT GUARANTY


     This EQUITY SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of March 1, 2000, made by and among AES RED OAK, L.L.C., a Delaware limited liability company (the "COMPANY"), AES RED OAK, INC., a Delaware corporation ("RED OAK") and THE BANK OF NEW YORK, in its capacity as Collateral Agent under the Collateral Agency Agreement referred to below (together with its successors and assigns, the "COLLATERAL AGENT"). (Each of the Company, Red Oak and the Collateral Agent, a "PARTY" and collectively, the "PARTIES").

                                    RECITALS

     Red Oak owns 100% of the membership interests of the Company.

     The Company will issue certain Senior Secured Bonds in one or more series pursuant to the Trust Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the "INDENTURE") among the Company, The Bank of New York, as Trustee (together with its successors in such capacity, the "TRUSTEE") and The Bank of New York, as Depositary Bank, in the aggregate principal amount of $384,000,000 (the "BONDS"), the proceeds of which will be used (i) to pay costs incurred in connection with the development, construction, startup and testing of the Facility and (ii) to pay certain transaction costs incurred in connection with the issuance of the Bonds.

     The Company, the Collateral Agent, the Trustee, the Working Capital Provider, the DSR Letter of Credit Provider and the PPA Letter of Credit Provider have entered into the Collateral Agency and Intercreditor Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "COLLATERAL AGENCY AGREEMENT"), pursuant to which the Collateral Agent has been appointed to act as Collateral Agent and representative for the Senior Parties in connection with, among other things, the matters referred to herein.

     In order to ensure the making of certain equity contributions that may become due under the Collateral Agency Agreement, the Collateral Agent, solely on behalf of the Senior Secured Parties, requires commitments from Red Oak to contribute capital to the Company on the terms and conditions, and for the purposes, provided herein.

     It is a condition precedent to the obligation of Lehman Brothers Inc. and Dresdner Kleinwort Benson North America LLC (the "INITIAL PURCHASERS") to purchase and pay for the Bonds pursuant to the Bond Purchase Agreement (the "PURCHASE AGREEMENT") dated as of March 10, 2000, between the Company and Lehman Brothers on behalf of the Initial Purchasers, that the parties hereto enter into this Agreement.

     THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.        DEFINITIONS.

     (a) All capitalized terms used in this Agreement shall have the meanings ascribed thereto in the Indenture. As used and not defined herein, the following additional terms shall have the following meanings:

     "ACCEPTABLE BOND" means a bond or bonds, issued by a domestic or foreign insurance company whose outstanding senior unsecured long-term debt is rated at least "A" by S&P and "A2" by Moody's issued for the benefit of the Collateral Agent in the aggregate initial stated amount of the Base Equity Commitment in the form attached hereto as Exhibit B or otherwise in form and substance satisfactory to the Collateral Agent in its reasonable judgment and as to which the Company shall have no obligations to the insurance company or its Affiliates.

     "ACCEPTABLE LETTER OF CREDIT" means an irrevocable letter of credit or letters of credit in the form of Exhibit A or otherwise in form and substance satisfactory to the Collateral Agent in its reasonable judgment, issued for the benefit of the Collateral Agent and for the account of Red Oak or an Affiliate other than the Company, in the stated amount of the Base Equity Commitment, by a domestic or foreign commercial bank whose outstanding senior unsecured long-term debt is rated at least "A" by S&P and "A2" by Moody's.

     "BASE EQUITY CONTRIBUTION COMMITMENT" shall mean $41,556,431.

     "BOND PAYMENT ACCOUNT" shall mean the Account of such name created pursuant to Section 4.1 of the Indenture.

     "CASH DEPOSIT" means a cash deposit to a Red Oak Support Account in an amount equal to all or a portion of the Red Oak Support Amount.

     "COMMERCIAL OPERATION DATE" has the meaning given such term in the Power Purchase Agreement.

     "CONSTRUCTION ACCOUNT" shall mean the account of such name created pursuant to Section 3.1 of the Collateral Agency Agreement.

     "CONSTRUCTION INTEREST ACCOUNT" shall mean the Account of such name created pursuant to Section 4.1 of the Indenture.

     "CONTINGENT EQUITY CONTRIBUTION COMMITMENT" shall mean $14,193,600.

     "DOWNGRADE EVENT" has the meaning given such term in Section 11(f).

     "EQUITY CONTRIBUTION" has the meaning given such term in Section 2(a).

     "EQUITY CONTRIBUTION COMMITMENT" shall mean $55,750,031, the sum of the Base Equity Contribution Commitment and the Contingent Equity Contribution Commitment.

     "EQUITY CONTRIBUTION DATE" shall mean any date on which Red Oak is required to contribute equity to the Construction Account pursuant to the terms of this Agreement.

     "IC DOWNGRADE EVENT" has the meaning given such term in Section 11(g).

     "MOODY'S" shall mean Moody's Investors Service, Inc., a Delaware corporation.

     "PARENT GUARANTY" shall mean a guaranty issued by The AES Corporation in the form of Exhibit C or otherwise in form and substance satisfactory to the Collateral Agent in its reasonable judgment.

     "RED OAK EVENT OF DEFAULT" has the meaning given such term in Section 7.

     "RED OAK SUPPORT ACCOUNT" has the meaning set forth in Section 11(d) of this Agreement.

     "RED OAK SUPPORT AMOUNT" means, as of any date, $55,750,031 reduced by the sum of all Equity Contributions made prior to such date.

     "RED OAK SUPPORT INSTRUMENT" means (i) an Acceptable Letter of Credit, (ii) an Acceptable Bond, (iii) a Substitute Support Instrument, or (iv) solely with respect to Red Oak's obligation to provide support for the Contingent Equity Contribution Commitment, a Parent Guaranty.

     "REMAINING REQUIRED CONTINGENT EQUITY CONTRIBUTION" shall mean the amount required as of the Commercial Operation Date to pay Project Costs and principal, if any, on the Bonds less the aggregate of the amounts then on deposit in or credited to the Construction Account, the Construction Interest Account and the Bond Payment Account, and after giving effect to all Base Equity Contributions as of the Commercial Operation Date.

     "REQUIRED SENIOR PARTIES" has the meaning given such term in the Collateral Agency Agreement.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SECURITIES" shall mean any shares, stock, bonds, debentures, notes, evidences of indebtedness or any other instruments commonly known as "securities".

     "S&P" shall mean Standard & Poor's Ratings Group, a New York corporation.

     "SUBSTITUTE SUPPORT INSTRUMENT" means (i) an Acceptable Letter of Credit,
(ii) a Cash Deposit with Support Account Documentation as set forth in Section 11(d), or (iii) an Acceptable Bond.

     "SUPPORT ACCOUNT DOCUMENTATION" has the meaning set forth in Section 11(d) of this Agreement.

     "THE AES CORPORATION" shall mean The AES Corporation, a Delaware corporation.

     (b) All references to Persons herein shall include their permitted successors and assigns.

     SECTION 2.        EQUITY CONTRIBUTIONS.

     Red Oak shall make or cause to be made to the Company cash equity contributions or loans pursuant to an Affiliate Subordinated Loan Agreement between Red Oak, and/or an Affiliate of Red Oak, and the Company (each an "EQUITY CONTRIBUTION") by depositing such Equity Contributions in the Construction Account in accordance with the following terms and conditions; PROVIDED, HOWEVER, that the aggregate amount of such Equity Contributions shall not at any time exceed the Equity Contribution Commitment:

     (a) Commencing on the Closing Date to and including the Commercial Operation Date, the Collateral Agent shall notify Red Oak on the Business Day immediately following any date on which (i) the aggregate amount then required to pay Project Costs in accordance with Section 3.8 of the Collateral Agency Agreement is greater than (ii) the aggregate amount of the available amounts then on deposit in or credited to the Construction Account, the Interest Payment Subaccount of the Bond Payment Account and the Construction Interest Account (such difference, the "Shortfall Amount"). On the second Business Day immediately following the Collateral Agent's notice, Red Oak shall make an Equity Contribution to the Construction Account in an amount equal to the lesser of (i) such Shortfall Amount as specified in such notice from the Collateral Agent or (ii) the then current unutilized Equity Contribution Commitment. On the Commercial Operation Date, Red Oak shall make an Equity Contribution to the Construction Account in an amount equal to the then current unutilized Base Equity Contribution Commitment plus the then unutilized Contingent Equity Contribution Commitment, provided that the amount of the Contingent Equity Contribution Commitment required to be contributed pursuant to this sentence shall be reduced to the Remaining Required Contingent Equity Contribution if the Company delivers an Officer's Certificate to the Collateral Agent on the Commercial Operation Date certifying that:

         (A) all other amounts due and payable under this Agreement have been paid as required under this Agreement on and as of the Commercial Operation Date;

         (B)   the Commercial Operation Date has occurred;

         (C) no Default or Event of Default under the Indenture or any other Financing Document has occurred and is continuing on and as of the Commercial Operation Date; and

         (D) all Accounts are fully funded on and as of the Commercial Operation Date to the extent required under the Collateral Agency Agreement.

     (b) Upon the occurrence of any Event of Default under the Indenture or a Red Oak Event of Default on or prior to the Commercial Operation Date, Red Oak shall immediately make an Equity Contribution to the Construction Account in an amount equal to the then current unutilized Base Equity Contribution Commitment. Any Equity Contribution made pursuant to this clause (b) shall be applied in accordance with Section 3.8 of the Collateral Agency Agreement.

     (c) As security for its obligations under Section 2(a) and Section 2(b), Red Oak shall provide to the Collateral Agent, on the Closing Date, one or more Red Oak Support Instruments in the aggregate amount of the Red Oak Support Amount. In the event that Red Oak shall fail to make any Equity Contribution when due in accordance with Section 2(a) or Section 2(b), the Collateral Agent shall promptly make a drawing on an Red Oak Support Instrument or Red Oak Support Instruments in the amount of such Equity Contribution required to be made by Red Oak and not paid under Section 2(a) or Section 2(b); PROVIDED that the Collateral Agent's failure to make such demand for payment shall not relieve Red Oak of its obligations under this Agreement, including but not limited to its obligations under Section 2(a) and Section 2(b). Any proceeds of a drawing on a Red Oak Support Instrument received by the Collateral Agent shall be applied to, and in satisfaction of, Red Oak's obligations under this Agreement. In the event that Red Oak has provided two or more Red Oak Support Instruments in fulfillment of its obligations under this Section 2(c), drawings made by the Collateral Agent pursuant to the second sentence of this Section 2(c) shall be made by drawings on one of such Red Oak Support Instruments until the earlier of
(i) such time as all amounts available under such Red Oak Support Instrument have been drawn and (ii) such time as the provider of such Red Oak Support Instrument fails to make payment in accordance with the terms of such Red Oak Support Instrument, and then, subject to the same conditions, by drawings on the other Red Oak Support Instrument or Red Oak Support Instruments in turn.

     (d) Any amount which is not paid when due pursuant to this Section 2 shall bear interest at a rate per annum equal to two percent (2%) plus the interest rate on the Bonds until paid in full.

     (e) Red Oak agrees that, unless otherwise instructed by the Collateral Agent following an Event of Default, it shall make all payments required to be made by it in immediately available funds directly to the Collateral Agent for the benefit of the Company, and such amounts shall be applied as provided in the Collateral Agency Agreement.

     SECTION 3.        NOTIFICATION OF SECURITY INTEREST.

         In order to perfect the security interest of the Collateral Agent in the Collateral in accordance with Section 9-103 of the Uniform Commercial Code of the State of New York, Company hereby notifies Red Oak of the existence of such security interest and Red Oak hereby acknowledges the receipt and sufficiency of such notice.

     SECTION 4.        REPRESENTATIONS AND WARRANTIES.

         Red Oak represents and warrants to the Collateral Agent that:

     (a) ORGANIZATION AND QUALIFICATION. It (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full right, power and authority under its corporate charter and by-laws and under the laws of the state of its incorporation to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be authorized would not materially and adversely affect its ability to perform its obligations hereunder, and, (iii) has the corporate power to carry on its business as now being conducted and as proposed to be conducted.

     (b) AUTHORIZATION AND ENFORCEABILITY. It has taken all necessary corporate action to authorize the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     (c) NO CONFLICT. Neither the execution and delivery of this Agreement nor compliance with any of the terms and provisions hereof (i) contravenes any Applicable Law or Governmental Approval applicable to it or any of its respective properties or other assets, (ii) conflicts with, breaches or contravenes the provisions of its corporate charter or by-laws or any contractual obligation applicable to it, or (iii) results in the creation or imposition of any Lien upon any of its property or assets under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under, any of its contractual obligations.

     (d) GOVERNMENTAL APPROVALS. No Governmental Approval is required to authorize, or is required in connection with, its execution, delivery and performance of this Agreement or the taking of any action by it contemplated hereby.

     (e) LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of its knowledge, threatened against or affecting it or any of its properties or rights which could materially and adversely affect its right or ability to fulfill its obligations hereunder, or which questions or challenges the validity of this Agreement or any action taken or to be taken by it pursuant to this Agreement or in connection with the transactions contemplated hereby.

     SECTION 5.        COVENANTS.

         So long as any obligation of Red Oak under this Agreement is outstanding, Red Oak covenants and agrees with the Collateral Agent, as follows:

     (a) CORPORATE EXISTENCE. It shall (i) preserve and maintain its legal existence, (ii) preserve and maintain all of its rights, privileges and franchises, if any, necessary for the operation of its business and the maintenance of its existence, and (iii) comply in all material respects with all Applicable Laws, where in the case of clause
(ii) and (iii) any failure to comply would reasonably be expected to have a material adverse effect on its ability to comply with its obligations under this Agreement.

     (b) REPORTING REQUIREMENTS. It shall furnish (i) written notice of any Red Oak Event of Default, specifically stating that a Red Oak Event of Default has occurred and describing such Red Oak Event of Default and any action being taken with respect to such Red Oak Event of Default, and (ii) notice of the occurrence of a material adverse change, or an event or occurrence which would reasonably be expected to result in a material adverse change, with respect to its financial condition or results of operation.

     (c) OTHER ACTIVITIES. It shall not amend the Company's certificate of formation or limited liability company agreement in a manner that would reasonably be expected to result in a Material Adverse Effect or take any action which might result in the dissolution of the Company.

     SECTION 6.        ADDITIONAL COVENANTS OF RED OAK.

     (a) So long as any of its obligations under this Agreement is outstanding and it is a party to this Agreement, Red Oak covenants and agrees with the Collateral Agent that it shall not enter into any transaction of merger or consolidation, or change its form of organization or its business or liquidate or dissolve itself (or suffer any liquidation or dissolution) or transfer all or substantially all of its assets other than to an Affiliate in accordance with
Section 8 below.

     (b) Notwithstanding any other provision in Red Oak's Certificate of Incorporation and any other provision of law to the contrary, until such time as the Bonds shall be indefeasibly paid in full and all liens and security interests securing such indebtedness shall be indefeasibly released and discharged, Red Oak at all times shall:

          (i) maintain its books, records and bank accounts separate and apart from those of all other Persons;

          (ii) not commingle any of its assets with those of any other Person;

          (iii) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations

          (iv) pay its own liabilities out of its own funds;

          (v) maintain financial statements separate and apart from those of all other Persons;

          (vi) observe all corporate formalities, organizational formalities and other applicable or customary formalities;

          (vii) not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

          (viii) not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

          (ix) not acquire the direct obligations of, or securities issued by, its shareholders or any Affiliate;

          (x) allocate fairly and reasonably any overhead for expenses that are shared with an Affiliate, including paying for the office space and services performed by any employee of any Affiliate;

          (xi) use stationery, invoices and checks bearing its own name;

          (xii) conduct business in its own name, promptly correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other Person;

          (xiii) maintain adequate capital in light of its contemplated business operations;

          (xiv) maintain arm's length relationships with all Affiliates and enter into transactions with Affiliates only on commercial reasonable bases; and

          (xv) not have any employees other than employees necessary to perform authorized activities.

     SECTION 7.        EVENTS OF DEFAULT.

          If any of the following events (each a "RED OAK EVENT OF DEFAULT") shall occur and be continuing:

     (a) Red Oak shall fail to make or cause to be made any Equity Contribution when required pursuant to Section 2(a) or Section 2(b) of this Agreement;

     (b) A Bankruptcy Event in respect of Red Oak shall have occurred and be continuing; or

     (c) A Bankruptcy Event in respect of The AES Corporation so long as Red Oak has any Contingent Equity Contribution Commitment outstanding under Section 2(a); or

     (d) This Agreement shall at any time for any reason cease to be valid and binding and in full force and effect or the validity or enforceability thereof shall be contested by any party thereto or any party thereto (other than the Collateral Agent) shall deny that it has any liability or obligation under such Agreement;

then at any time thereafter if a Red Oak Event of Default shall then be continuing, the Collateral Agent may, and at the direction of the Required Senior Parties shall, by notice to the Company, take any or all of the following actions, without prejudice to the rights of the Collateral Agent to enforce its claims against the Company, in respect of such Red Oak Event of Default: (i) declare all

Base Equity Contributions required under this Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and Red Oak and (ii) exercise any other remedies against the Company and Red Oak available at law or in equity.

     SECTION 8.        TRANSFERS OF INTEREST IN THE COMPANY.

          Red Oak shall not directly or indirectly transfer any of its interest in the Company if such transfer would result in a Change in Control or would otherwise conflict with the Indenture; PROVIDED, HOWEVER, Red Oak may, if such transfer would not result in a Change in Control and is otherwise in accordance with the Indenture, transfer its entire interest in the Company to an Affiliate and be released from all of its obligations under this Agreement so long as (A) such Affiliate assumes all of Red Oak's obligations under this Agreement, (B) such Affiliate provides Substitute Support Instruments, (C) the Parties and any such transferee or transferees enter into conforming amendments to this Agreement reflecting any applicable transfer, assumption and release of obligations hereunder and (D) no default or Event of Default shall have occurred.

     SECTION 9.        OBLIGATIONS ABSOLUTE, ETC.

          Red Oak further covenants and agree as follows:

          (a) The obligations of Red Oak to make, or cause to be made, Equity Contributions pursuant to Section 2 of this Agreement constitute direct obligations of Red Oak to the Collateral Agent, and shall be enforceable by the Collateral Agent.

          (b) The obligations of Red Oak to make, or cause to be made, Equity Contributions pursuant to Section 2 hereof are and shall be absolute and unconditional and are not, and shall not be, subject to any defense or right of set-off, counterclaim, deduction, diminution, abatement, recoupment, defense, suspension, deferment or reduction or any other legal or equitable defense which such party has or hereafter may have, against any other Person (including the Company) for any reason whatsoever (including, without limitation, any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of any or all of the Company's obligations in bankruptcy or otherwise).

          (c) To the extent permitted by Applicable Law, the obligations of Red Oak hereunder shall be absolute and unconditional, shall remain in full force and effect, and shall not be released, discharged or in any way affected, notwithstanding:

                    (i) any lack of validity, enforceability or value of any Financing Documents or any other agreement or instrument relating thereto or to any collateral therefor;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, the Financing Documents or any amendment or waiver thereof, or any consent to departure from any of those documents;

                    (iii) any failure to pay any taxes which may be payable with respect to the performance of its obligations hereunder by Red Oak or failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the performance of such obligations by Red Oak;

                    (iv) any impossibility or impracticality of performance, force majeure, any act of any government, or other circumstance which might constitute a defense available to, or a discharge of, Red Oak, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 9;

                    (v) any merger or consolidation of the Company or Red Oak into or with any other entity, or any sale, lease or transfer of all or any of the assets of the Company or Red Oak to any other Person;

                    (vi) any change in the ownership in the Company; or

                    (vii) to the fullest extent permitted by law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, Red Oak or the Company.

          (d) Red Oak has no right, and shall have no right, to terminate this Agreement or to be released, relieved or discharged (other than by full and strict compliance by it with the terms hereof) from any obligation or liability hereunder for any reason whatsoever.

          (e) The obligations of Red Oak hereunder will be performed regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Financing Documents or any other document related thereto or the rights of any Person with respect thereto.

     SECTION 10.       WAIVER.

         To the fullest extent permitted by Applicable Law, Red Oak hereby expressly waives diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting the liability of the Company under the Financing Documents, benefit of any act or omission by the Collateral Agent which directly or indirectly results in or aids the discharge of the Company by operation of law or otherwise, all notices relating to this Agreement, including, without limitation, notice of acceptance of this Agreement and the incurring of the obligation to make or to cause to be made any payment hereunder and notice of any of the circumstances referred to in Section 8, and any requirement that the Collateral Agent exhaust any right, power, or remedy, or proceed against the Company for the Equity Contributions.

     SECTION 11.       SUPPORT INSTRUMENTS.

          (a) Any payments made to the Collateral Agent under, or pursuant to drawings on or from, a Red Oak Support Instrument shall (i) be deemed to be a capital contribution by Red Oak to the Company and to satisfy, to the extent of such payment, the obligation of Red Oak to make the applicable Equity Contribution hereunder.

          (b) At any time prior to the termination of Red Oak's obligations under this Agreement, Red Oak may deliver to the Collateral Agent a Substitute Support Instrument or Substitute Support Instruments having a stated amount or combined stated amounts, as the case may be, equal to the amount covered by any previously delivered Red Oak Support Instrument, in substitution for such existing Red Oak Support Instrument. Upon such delivery, the previously delivered Red Oak Support Instrument may be terminated by the issuer thereof.

          (c) Upon the earlier of (i) the termination of Red Oak's obligations under this Agreement or (ii) the delivery to the Collateral Agent of a Substitute Support Instrument, or Substitute Support Instruments, as the case may be, pursuant to and in the amount specified in Section 11(b), the Collateral Agent shall promptly return to the issuer thereof, with a copy to Red Oak, the applicable Red Oak Support Instrument or Red Oak Support Instruments, as the case may be, previously delivered to the Collateral Agent, together with any certificate or other documentation that may be required to effect the cancellation of such Red Oak Support Instrument or Red Oak Support Instruments.

          (d)    (i)    Upon the request of Red Oak and subject to the receipt
of the Support Account Documentation, as defined below, in form and substance satisfactory to the Collateral Agent, the Collateral Agent shall open with a bank or trust company an account in the name of Red Oak but under the sole dominion and control of the Collateral Agent (the "RED OAK SUPPORT ACCOUNT"). Any Cash Deposit by Red Oak and any Equity Contribution made upon the occurrence of an event set forth in Section 11(f) shall be deposited in the Red Oak Support Account (as provided therein). The Collateral Agent shall not withdraw funds from the Red Oak Support Account except as provided in this Section 11(d). The term "SUPPORT ACCOUNT DOCUMENTATION" shall mean documentation in form and substance satisfactory to the Collateral Agent which (A) grants the Collateral Agent, for the benefit of the Senior Parties, a security interest in any Cash Deposit or other amounts deposited in the Red Oak Support Account and (B) contains the agreement of Red Oak to transfer additional cash to the Red Oak Support Account in the event that the aggregate market value of the Permitted Investments (plus any cash deposits) in such Red Oak Support Account is, at any time, less than the Red Oak Support Amount.


                 (ii) On each Equity Contribution Date, the Collateral Agent shall withdraw an amount equal to the required Equity Contribution from the Red Oak Support Account, and such withdrawal shall be deemed to satisfy the obligation of Red Oak to make, or cause to be made, the related Equity Contribution hereunder. The Collateral Agent shall apply all such withdrawn amounts to the satisfaction of amounts owing as Equity Contributions.

                 (iii) Amounts on deposit in the Red Oak Support Account shall be invested and reinvested by the Collateral Agent, at the direction, expense and risk of Red Oak, in Permitted Investments. If the amount on deposit in such Red Oak Support Account exceeds the applicable Red Oak Support Amount, an amount equal to the amount of such excess shall be withdrawn at the end of each calendar quarter by the Collateral Agent and the net amount thereof (after giving effect to any broker commissions or other expenses of withdrawal or sale) shall be paid to Red Oak.

                 (iv) If, following a Cash Deposit by Red Oak into the Red Oak Support Account, Red Oak shall deliver a Substitute Support Instrument or Substitute Support Instruments in respect of such amount to the Collateral Agent, the Collateral Agent upon written direction shall promptly withdraw and pay to Red Oak such amount (after giving effect to any broker commissions or other expenses of withdrawal or sale).

                 (v) Upon the satisfaction or other termination of the obligations of Red Oak hereunder, the remaining balance, if any, of the Red Oak Support Account shall be paid forthwith to Red Oak.

          (e) If, at any time prior to the termination of this Agreement, a Red Oak Support Instrument then in effect shall fail to be renewed or extended in accordance with the terms of such Red Oak Support Instrument fifteen (15) Business Days prior to the day upon which such Red Oak Support Instrument is scheduled to expire or terminate and Red Oak shall have failed to furnish a Substitute Support Instrument or Substitute Support Instruments in substitution for such Red Oak Support Instrument, then the Collateral Agent shall draw upon such Red Oak Support Instrument in accordance with its terms prior to such expiration or termination date and shall deposit the proceeds of any such drawing into the Red Oak Support Account; provided that if no such Red Oak Support Account is then currently in existence, the Collateral Agent shall hold such proceeds in a separate account until such Red Oak Support Account is established in accordance with Section 11(d)(i) and shall promptly deposit such proceeds in such Red Oak Support Account upon its establishment.

          (f) Red Oak shall cause any Red Oak Support Instrument that is an Acceptable Letter of Credit to be issued by a bank whose senior unsecured debt is rated at least "A" by S&P and "A2" by Moody's. If, at any time prior to the termination of this Agreement, the outstanding long-term senior unsecured debt of the bank providing a Red Oak Support Instrument that is an Acceptable Letter of Credit fails at any time to be rated at least "A" by S&P and "A2" by Moody's (such event, a "DOWNGRADE EVENT"), Red Oak shall, within fifteen (15) Business Days of its receipt of written notice from the Collateral Agent of the occurrence of such event, furnish a Substitute Support Instrument in substitution for such Red Oak Support Instrument and if prior to the expiration of such fifteen (15) day period, Red Oak shall have failed to furnish a Substitute Support Instrument, then the Collateral Agent shall draw upon the Red Oak Support Instrument then in effect in accordance with its terms and shall deposit the proceeds of such drawing into the Red Oak Support Account for application in accordance with the provisions of
Section 11(d); provided that if no such Red Oak Support Account is then currently in existence, the Collateral Agent shall hold such proceeds in a separate account until such Red Oak Support Account is established in accordance with Section 11(d)(i) and shall promptly deposit such proceeds in such Red Oak Support Account upon its establishment.

          (g) Red Oak shall cause any Red Oak Support Instrument that is an Acceptable Bond to be issued by an insurance company whose senior unsecured debt is rated at least "A" by S&P and "A2" by Moody's. If, at any time prior to the termination of this Agreement, the outstanding senior unsecured long-term debt of the bank providing a Red Oak Support Instrument that is an Acceptable Bond fails at any time to be rated at least "A" by S&P and "A2" by Moody's (such event, an "IC DOWNGRADE EVENT"), Red Oak shall, within fifteen
(15) Business Days of its receipt of written notice from the Collateral Agent of the occurrence of such event, furnish a Substitute Support Instrument or Substitute Support Instruments in substitution for such Red Oak Support Instrument and if prior to the expiration of such fifteen (15) day period, Red Oak shall have failed to furnish a Substitute Support Instrument, then the Collateral Agent shall draw upon the Red Oak Support Instrument then in effect in accordance with its terms and shall deposit in the proceeds of such drawing into the Red Oak Support Account for application in accordance with the provisions of Section 11(d); PROVIDED, that if no such Red Oak Support Account is then currently in existence, the Collateral Agent shall hold such proceeds in a separate account until such Red Oak Support Account is established in accordance with Section 11(d)(i) and shall promptly deposit such proceeds in such Red Oak Support Account upon its establishment.

     SECTION 12.       RESCISSION OF PAYMENT.

     To the fullest extent permitted by Applicable Law and notwithstanding any prior release or termination, this Agreement shall continue to be effective or be reinstated, as the case may be, with respect to Red Oak if at any time any payment (or part thereof) made or caused to be made by Red Oak pursuant to this Agreement is rescinded or must otherwise be restored or returned to Red Oak or the Company by any beneficiary of this Agreement upon the insolvency, bankruptcy or reorganization of Red Oak or the Company or otherwise, all as though such payment has not been made or caused to be made.

     SECTION 13.       SEPARATE UNDERTAKINGS.

     Without limiting the generality of any of the foregoing provisions of this Agreement, Red Oak irrevocably waives, to the fullest extent permitted by applicable law and for the benefit of, and as a separate undertaking with, the Collateral Agent, for the benefit of the Senior Parties, any defense to the performance of this Agreement which may be available to it as a consequence of this Agreement being rejected or otherwise not assumed by the Company or any trustee or other similar official for the Company or for any substantial part of the property of the Company, or as a consequence of this Agreement being otherwise terminated or modified, in any proceeding seeking to adjudicate the Company a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, protection, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, whether such rejection, non-assumption, termination or modification be by reason of this Agreement being held to be an executory contract or by reason of any other circumstance. If this Agreement shall be so rejected or otherwise not assumed, or so terminated or modified, Red Oak agrees for the benefit of, and as a separate undertaking with the Collateral Agent, for the benefit of the Senior Parties, that it will be unconditionally liable to pay or to cause to be paid to the Collateral Agent, for the benefit of the Senior Parties, an amount equal to each payment which would otherwise be payable by it pursuant to the provisions of this Agreement, or by such party that it would have caused to make payment, under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed or were otherwise not so terminated or modified, such amount to be payable to the Collateral Agent, for the benefit of the Senior Parties, in accordance with the instructions of the Collateral Agent, as and when such payment would otherwise be payable hereunder and such amount to be applied as such payment would otherwise be applied hereunder.

     SECTION 14.       NOTICES.

     Any notice or other communication hereunder shall be given in the manner set forth in the Collateral Agency Agreement to the Parties at the following addresses:

     (a) If to the Company, at:

         AES Red Oak, L.L.C.
         1001 North 19th Street
         Arlington, VA  22209
         Attention:   Project Manager
         (Telephone): 703-522-1315
         (Facsimile): 703-528-4510

         (with a copy to Red Oak at its address set forth below)

     (b) If to Red Oak, at:

         AES Red Oak, Inc.
         1001 North 19th Street
         Arlington, VA  22209
         Attention:   General Counsel
         (Telephone): 703-522-1315
         (Facsimile): 703-528-4510

     (c) If to the Collateral Agent, at:

         The Bank of New York
         101 Barclay Street
         Floor 21W
         New York, New York  10286
         Attention:   Corporate Trust Administration
         (Telephone): 212-815-5939
         (Facsimile): 212-815-3878

     SECTION 15.       SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon each of the Parties and their successors and inure to the benefit of the Collateral Agent and its respective successors and permitted assigns as Collateral Agent under the Collateral Agency Agreement. This Agreement may not be assigned by either Red Oak or the Company; PROVIDED, HOWEVER, the obligations of the Red Oak and the Company hereunder may be assigned as provided in Section 8 or otherwise with the prior express written consent of the Required Senior Parties.

     SECTION 16.       AMENDMENT, ETC.

     No amendment or waiver of any provision of this Agreement nor any consent to any departure by a Party herefrom shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Collateral Agent in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other right or remedy.

     SECTION 17.       REMEDIES.

     No remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. In order to entitle the Collateral Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required by this Agreement. No notice to or demand on Red Oak in any case shall entitle it to any other or further notice or demand in the same or similar circumstances. Each and every right and remedy of the Collateral Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Collateral Agency Agreement or any other document now or hereafter existing at law or in equity or by statute.

     SECTION 18.       HEADINGS.

     The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 19.       GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS OF SUCH LAWS).

     SECTION 20.       CONSENT TO JURISDICTION.

     To the fullest extent permitted by applicable law, with respect to any legal action or proceeding against Red Oak arising out of or in connection with this Agreement, Red Oak hereby irrevocably (i) consents to the jurisdiction of any court of the State of New York or of the United States of America located in The City of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified pursuant to Section 12 hereof, and (iii) waives any objection to the venue of the aforesaid courts and any objection that the aforesaid courts are an inconvenient forum.

     SECTION 21.       WAIVER OF JURY TRIAL.

     THE COLLATERAL AGENT, THE COMPANY AND RED OAK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 22.       EXPENSES.

     The Company will, upon demand, pay to the Collateral Agent any and all reasonable expenses, including attorneys' fees and expenses, which the Collateral Agent may incur in connection with the exercise or enforcement of any of the rights or interests of the Collateral Agent hereunder.

     SECTION 23.       COUNTERPARTS.

     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 24.       SEVERABILITY.

     If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     SECTION 25.       TERMINATION.

     This Agreement and the obligations hereunder shall terminate upon the payment in full of all Equity Contributions required under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed by its duly appointed representatives as of the date first written above.

                                       AES RED OAK, L.L.C.,
                                       a Delaware limited liability company


                                       By: /s/ Charles B. Falter
                                          --------------------------
                                          Name: Charles B. Falter
                                          Title: Vice President



                                       AES RED OAK, INC.,
                                       a Delaware corporation


                                       By: /s/ Patricia L. Rollin
                                          --------------------------
                                          Name: Patricia L. Rollin
                                          Title: Vice President



                                       THE BANK OF NEW YORK,
                                       as Collateral Agent


                                       By: /s/ Mary Beth Lewicki
                                          --------------------------
                                          Name: Mary Beth Lewicki
                                          Title: Vice President



                         [EQUITY SUBSCRIPTION AGREEMENT]

                                    EXHIBIT A


                                                  _________, 2000


Beneficiary:               The Bank of New York,
                           as Collateral Agent
                           Corporate Trust Administration
                           101 Barclay Street
                           Floor 21W
                           New York, New York  10286
                           Attention:       ______________
                                            ______________


Subject:          Irrevocable Standby Letter of Credit No. [L/C______]

Gentlemen:

We hereby issue in your favor our Irrevocable Letter of Credit No. __________ (this "LETTER OF CREDIT") for the account of AES Red Oak, Inc. ("RED OAK") for an amount (the "STATED AMOUNT") on any date equal to the difference between (x) $41,555,507 (the "MAXIMUM STATED AMOUNT") and (y) the total amount of prior draws received and honored by us pursuant to this Letter of Credit.

We understand that this Letter of Credit is being issued to you in connection with that certain Equity Subscription Agreement dated as of March 1, 2000, among Red Oak, AES Red Oak, L.L.C. and The Bank of New York, in its capacity as Collateral Agent (the "COLLATERAL AGENT") under the Collateral Agency Agreement by and among Red Oak, AES Red Oak, L.L.C., the Collateral Agent and the other parties thereto and each other person party thereto, and

Prior to the Termination Date (as hereinafter defined) of this Letter of Credit, you may draw from time to time an amount not exceeding the Stated Amount, on the conditions set forth herein against presentation in the manner provided herein of your sight draft on us (marked "DRAWN UNDER LETTER OF CREDIT NO. L/C ") accompanied by a signed Drawing Certificate in the form attached hereto as Annex A appropriately completed (such sight draft and Drawing Certificate being referred to hereinafter collectively as the "DOCUMENTS").

Presentation of the Documents shall be made at our office, __________________________________________________ (fax no. __________) Attn:
Letter of Credit Department, either by physical delivery of such documents or by facsimile transmission of such documents to the office stated above. Upon such presentation, the payment of a drawing


                                  Exhibit A-1
shall be made in accordance with the terms herein. Such Documents shall be sent to our office by overnight courier for receipt by us within one Business Day of the date of such facsimile transmission. Our only obligation with regard to a drawing under this Letter of Credit shall be to examine the Documents and to pay in accordance therewith, and we shall not be obligated to make any inquiry in connection with the presentation of the Documents.

If the requisite Documents are presented to us at or prior to 12:00 noon (New York time) on a Business Day (as hereinafter defined), and provided that such Documents conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds on or prior to 3:00 p.m. (New York time) on such day. If a drawing is made hereunder after 12:00 noon (New York time) on a Business Day, and provided that such Documents conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds, not later than 12:00 noon (New York time), on the following Business Day. If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the Documents were not in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will hold the Documents at your disposal or return the same to you. Upon being notified that the Documents were not in conformity with this Letter of Credit, you may attempt to correct any such nonconforming Documents if and to the extent that you are able to do so.

This Letter of Credit is effective immediately and, unless terminated earlier in accordance with the provisions hereof, expires at the close of business at our office in _______________ three hundred sixty four (364) days from today's date (the "STATED EXPIRATION DATE") but such Stated Expiration Date shall be automatically extended for a period of three hundred sixty four (364) days effective upon the Stated Expiration Date and each annual anniversary of the Stated Expiration Date (each such annual anniversary date being referred to herein as the "NEW STATED EXPIRATION DATE") unless, thirty days prior to the Stated Expiration Date or any such New Stated Expiration Date, we notify you, by registered mail or courier service at the above address, that this Letter of Credit shall not be extended beyond the Stated Expiration Date or the New Stated Expiration Date, as the case may be, provided that this letter of credit shall not be extended for more than three (3) such additional periods. If you are so notified, you may on or within fifteen (15) Business Days before the Stated Expiration Date or the New Stated Expiration Date, as the case may be, draw the full Stated Amount then available hereunder. Any drawing under this Letter of Credit will be paid with our own funds and not out of any other funds or other assets.

Only you may make a drawing under this Letter of Credit. Multiple drawings may be made under this Letter of Credit. Upon the payment of a drawing, we shall be fully discharged of our obligation under this Letter of Credit in respect of any amount in excess of the Stated Amount, as the case may be, after giving effect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of any amount in excess of the Stated Amount, as the case may be, after giving effect to such drawing.


                                  Exhibit A-2

Upon the earliest of (i) the close of business at our office in ______________ on the Stated Expiration Date or New Stated Expiration Date, as the case may be,
(ii) the date we have paid the Maximum Stated Amount under all drawings made hereunder or (iii) the date of our receipt of a certificate in the form of Annex B purportedly signed by two (2) Authorized Officers (a "CERTIFICATE AS TO DEFEASANCE"), (which earliest date of (i), (ii) or (iii) is referred to herein as the "TERMINATION DATE"), this Letter of Credit shall automatically terminate and expire and the original of this Letter of Credit shall be immediately delivered to us for cancellation.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at ______________________________________, specifically referring therein to this Letter of Credit by number.

As used herein (a) "AUTHORIZED OFFICER" shall mean any of your Vice Presidents and (b) "BUSINESS DAY" shall mean any day on which commercial banks in New York, New York are open for the purpose of conducting commercial banking business.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any documents, instrument or agreement except for such certificates.

This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500. To the extent that the provisions of this Letter of Credit are not covered by such Uniform Customs and Practice, this Letter of Credit shall be governed by, and enforced and construed in accordance with the laws of the State of New York.

                                              Very truly yours,

                        [---------------------   ---------------------
                            Vice President        Vice President]


                                  Exhibit A-3

                                     ANNEX A


                          (Form of Drawing Certificate)


                                                  Date:


TO:      [Letter of Credit Provider] ("ISSUING BANK")


         Attn:  Letter of Credit Department

RE:      Irrevocable Letter of Credit No. ____________ (the "LETTER OF CREDIT")

The undersigned, duly authorized officers of The Bank of New York in its capacity as Collateral Agent (the "COLLATERAL AGENT") hereby certify to Issuing Bank with reference to the Letter of Credit that:

(1)

       _____ No Certificate as to Defeasance (as defined in the Letter of Credit) has been delivered and Red Oak has become obligated to make or cause to be made an Equity Contribution in respect of its Base Equity Contribution Commitment under Section 2 of the Equity Subscription Agreement referred to in the Letter of Credit in the amount of $____________, which amount does not exceed $___________, such amount being the current Red Oak Support Amount under the Equity Subscription Agreement; and

[or (1)]

       _____ No Certificate as to Defeasance has been delivered and the Letter of Credit will expire within fifteen (15) Business Days and Red Oak has not furnished a Substitute Support Instrument (as defined in the Equity Subscription Agreement) in substitution for the Letter of Credit and as a consequence thereof the entire Stated Amount of $___________ is due and payable; and

[or (1)]

       _____ No Certificate as to Defeasance has been delivered and there has been a Downgrade Event (as defined in the Equity Subscription Agreement) and Red Oak has not furnished a Substitute Support Instrument (as defined in the Equity Subscription Agreement) in substitution for the Letter of Credit and as a consequence thereof the entire Stated Amount of $______ is due and payable; and


                                   Exhibit A-4

(2) The amount of the sight draft accompanying this certificate equals the amount due and payable as set forth above and does not exceed the Stated Amount (as defined in the Letter of Credit).

                                  THE BANK OF NEW YORK, AS COLLATERAL AGENT

                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:





                                   Exhibit A-5

                                     ANNEX B


                     (Form of Certificate as to Defeasance)


                                                     Date:


TO:      [Letter of Credit Provider] ("ISSUING BANK")

         Attn:  Letter of Credit Department

RE:      Irrevocable Letter of Credit No. ____________ (the "LETTER OF CREDIT")

The undersigned, duly authorized officers of The Bank of New York, in its capacity as Collateral Agent (the "COLLATERAL AGENT") hereby certify to Issuing Bank with reference to the Letter of Credit that:

       _____ the Red Oak Support Amount (as defined in the Equity Subscription Agreement referred to in the Letter of Credit) has been reduced to not more than $14,193,600 as a result of drawings on the Letter of Credit or Equity Contributions in respect of the Base Equity Contribution Commitment pursuant to
                  Section 2(a) or (b) of the Equity Subscription Agreement which have the effect of reducing the Red Oak Support Amount; or

       _____ a Substitute Support Instrument (as defined in the Equity Subscription Agreement referred to in the Letter of Credit) for the Stated Amount has been provided to the Collateral Agent by or on behalf of Red Oak.

                                     THE BANK OF NEW YORK, AS COLLATERAL AGENT


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:




                                   Exhibit A-6

                                    EXHIBIT B

                          ___________ INSURANCE COMPANY



                                                         BOND NO. ______________

                            EQUITY CONTRIBUTION BOND

         KNOW ALL PERSONS BY THESE PRESENTS, that we, AES RED OAK, INC., 1001 North 19th Street, Arlington, VA 22209 as Principal, and ____________________, as Surety, are held and firmly bound unto THE BANK OF NEW YORK, as COLLATERAL AGENT, as Obligee, in the amount of _________US DOLLARS ($________), lawful money of the United States, the payment of which we bind ourselves, our heirs, administrators, executors and assigns, jointly and severally, firmly by these presents.

         WHEREAS, Principal and AES Red Oak, L.L.C. (the "COMPANY") have entered into an Equity Subscription Agreement with the Obligee dated as of March 1, 2000 (the "EQUITY SUBSCRIPTION AGREEMENT") which is incorporated herein by reference as if copied at length herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Surety hereby agrees for the benefit of the Obligee as follows:

1. The Surety's obligation under this Equity Contribution Bond is such that, if the Principal strictly abides by the terms and conditions of Sections 2(a) and (b) of the Equity Subscription Agreement, then such obligation shall become void, but otherwise will remain in full force and effect during the term hereof.

2. This Equity Contribution Bond is for the term beginning [ ] and ending [ ] (the "Expiration Date"), and may be renewed by the Surety with notification to the Obligee and Principal thirty (30) days prior to the Expiration Date through issuance of a continuation certificate to such effect.


3. Any request for payment under this Equity Contribution Bond must be in writing, accompanied by the Obligee's certification in the form attached hereto as Annex A, which certification shall supersede all information that Surety may have received to the contrary as to the matters so certified. The Obligee shall direct its request for payment by facsimile to _______________________________, FACSIMILE NUMBER ( )
         ______________ . Surety hereby agrees that all claims submitted in said manner during the term of this Equity Contribution Bond will be paid by the close of business on the second business day after the day the claim is made by wire transfer in immediately available funds to the account of Obligee specified in such certification. Any request for payment under this Equity Contribution Bond in accordance with this paragraph 3 purporting to be signed by the Obligee is conclusive and binding on Surety as to the


                                   Exhibit B-1
         matters stated therein and the obligation of Surety to pay upon receipt of such request is irrevocable and binding on Surety.

4. Subject to paragraph 7 hereof, Surety may terminate this Equity Contribution Bond as to future liability by delivering to the Obligee at the above address via certified mail return receipt, thirty (30) days prior to the date of such termination, notice of its intention to be relieved of its liability hereunder. Said notice shall in no way exonerate the Surety from liability incurred during the term of this Equity Contribution Bond or limit in any manner Obligee's ability to make, and be paid with respect to, claims submitted as provided in the Form of Drawing Certificate attached hereto as Annex A.

5. Multiple claims may be made on this Equity Contribution Bond; PROVIDED, HOWEVER, that all such claims in the aggregate shall not exceed _______ U.S. Dollars ($_______) (the "MAXIMUM AMOUNT").

6. If, for any reason whatsoever, the Principal shall fail or be unable duly, punctually and fully to pay any Equity Contribution in respect of its Base Equity Contribution Commitment as and when the same shall become due and payable, Surety shall forthwith pay or cause to be paid such Equity Contribution to the Obligee in accordance with the terms hereof and of the Equity Subscription Agreement. Surety's obligations under this Equity Contribution Bond are absolute, unconditional, present and continuing obligations and are in no way conditioned or contingent upon any attempt to collect from or enforce payment by the Principal or upon any other event, contingency or circumstance whatsoever, including payment under any other Red Oak Support Instrument as such term is defined in the Equity Subscription Agreement, and shall be binding upon and against Surety without regard to the validity or enforceability of the Equity Subscription Agreement.

7. Any other provision of this Equity Contribution Bond to the contrary notwithstanding, Surety agrees that the obligations of Surety set forth in this Equity Contribution Bond shall be direct obligations of Surety, and such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Surety with its obligations hereunder) based upon any claim Surety or any other Person may have against the Obligee, the Principal, the Company or any other Person, including the provider of any other Red Oak Support Instrument, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by the Surety with its obligations hereunder), whether or not Surety shall have any knowledge or notice thereof, including, without limitation any occurrence or circumstance whatsoever which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a surety or which might otherwise limit recourse under this Equity Contribution Bond against Surety. The obligations of Surety set forth herein constitute the full recourse obligations of Surety enforceable against it to the full extent of all its assets and properties. Without limiting


                                   Exhibit B-2
         the generality of the foregoing, Surety agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Principal shall default under or fail to comply with its obligations under Section 2 of the Equity Subscription Agreement to make Equity Contributions in respect of the Base Equity Contribution Commitment and that notwithstanding the recovery hereunder for or in respect of any such default or failure to so comply by the Principal under the Equity Subscription Agreement, this Equity Contribution Bond shall remain in full force and effect and shall apply to each and every subsequent such default or failure, and
         (b) if any such Equity Contribution is paid by the Principal, and thereafter all or any part of such payment is recovered from the Obligee upon the insolvency, bankruptcy or reorganization of the Principal, the liability of Surety hereunder with respect to such Equity Contribution so paid and recovered shall, notwithstanding any prior release or termination hereof, continue and remain in full force and effect, or shall be reinstated, as the case may be, as if, to the extent of such recovery, such payment had not been made.

8. Surety hereby unconditionally waives, to the extent permitted by applicable law, (i) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Surety hereunder, including, without limitation, any demand, proof or notice of non-payment of any Equity Contribution; (ii) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Equity Subscription Agreement; (iii) notice of acceptance of this Equity Contribution Bond, demand, protest, presentment, notice of default and any requirement of diligence; (iv) any requirement to exhaust any remedies or to mitigate any damages resulting from default by the Principal under the Equity Subscription Agreement; (v) the benefit of any and all applicable laws which are or might be in conflict with the terms of this Equity Contribution Bond; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a surety, or which might otherwise limit recourse under this Equity Contribution Bond against Surety.

9. Surety shall be subrogated to all rights of the Company against Principal under the Equity Subscription Agreement in respect of any amounts paid by Surety pursuant to the provisions of this Equity Contribution Bond; PROVIDED, HOWEVER, that Surety shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all required Equity Contributions under and as defined in the Equity Subscription Agreement have been paid in full. Surety acknowledges and agrees that no proper payment by Surety under this Equity Contribution Bond shall give rise to (i) any claim by Surety against the Obligee or (ii) any indebtedness of the Company.

10. The Obligee shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of the Obligee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of the Obligee and upon notice to Surety, Surety may be joined in any action or proceeding commenced by such Obligee


                                   Exhibit B-3
         against the Principal in respect of any Equity Contribution, and recovery may be had against Surety in such action or proceeding or in any independent action or proceeding against Surety, without any requirement that such Obligee first assert, prosecute or exhaust any remedy or claim against the Principal.

11. THIS EQUITY CONTRIBUTION BOND SHALL IN ALL RESPECTS BE GOVERNED, INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS OF SUCH LAWS.

12. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING AGAINST SURETY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, SURETY HEREBY IRREVOCABLY (I) CONSENTS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK, (II) CONSENTS TO THE SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF SAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES THEREOF BY REGISTERED UNITED STATES MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN THE FIRST PARAGRAPH OF THE EQUITY CONTRIBUTION BOND, AND
         (III) WAIVES ANY OBJECTION TO THE VENUE OF THE AFORESAID COURTS AND ANY OBJECTION THAT THE AFORESAID COURTS ARE IN INCONVENIENT FORUM.

         Signed, sealed and dated this the ____________ day of March __, 2000.

WITNESS:                                    AES RED OAK, INC.
---------------------------------           ------------------------------------


WITNESS:                                                       INSURANCE COMPANY
                                            -------------------
---------------------------------           ------------------------------------
                                                              , ATTORNEY-IN-FACT

                                   Exhibit B-4

                                     ANNEX A


                          (Form of Drawing Certificate)


                                                    Date:


TO:      [Name of Insurance Company issuing the Equity Contribution Bond]
         ("ISSUER")


RE:      Equity Contribution Bond No. ____________ (the "BOND")

The undersigned, duly authorized officers of The Bank of New York, in its capacity as Collateral Agent (the "AGENT"), hereby certify to Issuer with reference to the Equity Contribution Bond (the "BOND"):

(1) Principal (as such term is defined in the Bond) has become obligated to make or cause to be made an Equity Contribution in respect of its Base Equity Contribution Commitment under Section 2 of the Equity Subscription Agreement referred to in the Bond in the amount of $____________; and

[or (1)]

         The Bond will terminate or expire within fifteen (15) Business Days and Principal has not furnished a Substitute Support Instrument(s) (as defined in the Equity Subscription Agreement) in substitution for the Bond and as a consequence thereof the entire remaining amount of the Bond ($___________) is due and payable; and

[or (1)]

         There has been an IC Downgrade Event (as defined in the Equity Subscription Agreement) and Principal has not furnished a Substitute Support Instrument(s) (as defined in the Equity Subscription Agreement) in substitution for the Bond and as a consequence thereof the entire remaining amount of the Bond ($________) is due and payable; and


                                   Exhibit B-5

(2) The amount specified above equals the amount due and payable as set forth above and, when added to all previous amounts paid under the Bond, does not exceed the Maximum Amount (as defined in the Bond);

(3)      The amount specified above is to be sent by wire transfer to _________.

                                       THE BANK OF NEW YORK, as Collateral Agent


                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title


                                   Exhibit B-6

                                    EXHIBIT C


                                    GUARANTY


         GUARANTY (this "GUARANTY"), made and delivered as of March 1, 2000, by The AES Corporation, a Delaware corporation (the "GUARANTOR").

                                    RECITALS


         A. AES Red Oak, Inc., a Delaware corporation ("RED OAK") and Red Oak, L.L.C. a Delaware limited liability company (the "COMPANY"), and The Bank of New York as Collateral Agent ("GUARANTEED PARTY") have entered into an Equity Subscription Agreement, dated as of March 1, 2000 (the "EQUITY SUBSCRIPTION AGREEMENT"), pursuant to which Red Oak has agreed to make certain contributions of capital to the Company in the manner provided therein.

         B. The Guarantor is entering into this Guaranty in order to support the obligations of Red Oak to make contingent Equity Contributions under the Equity Subscription Agreement in an amount not to exceed the Contingent Equity Contribution Commitment (the "GUARANTEED OBLIGATIONS").

                                    AGREEMENT


         In consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Guaranteed Party as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein all terms used herein which are defined in the Equity Subscription Agreement shall have their respective meanings as therein defined.

         SECTION 2. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees, as the primary obligor and not merely as surety, to and for the benefit of the Guaranteed Party, punctual and full payment by Red Oak of the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms of the Equity Subscription Agreement by acceleration, as scheduled or otherwise. The guaranty contained herein is an absolute, unconditional, present and continuing guaranty of payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce payment by Red Oak or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against the Guarantor without regard to the validity or enforceability of the Equity Subscription Agreement. If, for any reason whatsoever, Red Oak shall fail or be unable duly, punctually and fully to pay any Guaranteed Obligation as and when the same shall become due and payable, the Guarantor shall forthwith pay or cause to be paid such Guaranteed Obligation to the Guaranteed Party. Notwithstanding any provision in this Guaranty or the Equity Subscription Agreement to the contrary, except for the obligation to pay interest under


                                   Exhibit C-1

Section 8(b) hereof, the maximum amount of the Guarantor's liability hereunder at any time (the "GUARANTEED AMOUNT") shall not exceed the Contingent Equity Contribution Commitment.

         SECTION 3. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL, CONTINUING, ETC. The Guarantor agrees that the obligations of the Guarantor set forth in this Guaranty shall be direct obligations of the Guarantor, and such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim the Guarantor or any other Person may have against the Guaranteed Party, Red Oak or the Company, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by the Guarantor with its obligations hereunder), whether or not the Guarantor shall have any knowledge or notice thereof. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Red Oak shall default under or fail to comply with the terms of the Equity Subscription Agreement and that notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by Red Oak under the Equity Subscription Agreement, this Guaranty shall remain in force and effect and shall apply to each and every subsequent default, and (b) except as provided in the last sentence of Section 2 of this Guaranty, in the event that any Guaranteed Obligation is paid by Red Oak, and thereafter all or any part of such payment is recovered from the Guaranteed Party upon the insolvency, bankruptcy or reorganization of Red Oak or the Company, the liability of the Guarantor hereunder with respect to such Guaranteed Obligation so paid and recovered shall continue and remain in full force and effect as if, to the extent of such recovery, such payment had not been made. If (x) an event permitting the exercise of remedies under the Equity Subscription Agreement shall at any time have occurred and be continuing and (y) such exercise, or any consequences thereof provided in the Equity Subscription Agreement shall at any time be prevented by reason of the pendency against Red Oak of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guaranty and its obligations hereunder, the Equity Subscription Agreement shall be deemed to have been declared in default and all amounts thereunder shall be deemed to be due and payable, with all the attendant consequences as provided in the Equity Subscription Agreement as if declaration of default and the consequence thereof had been accomplished in accordance with the terms thereof, and the Guarantor shall forthwith pay any amounts guaranteed hereunder.

         SECTION 4. WAIVER OF DEMANDS, NOTICES, ETC. The Guarantor hereby unconditionally waives, to the extent permitted by applicable law, (i) notice of any of the matters referred to in Section 3 hereof; (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of any Guaranteed Obligation; (iii) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Equity Subscription Agreement; (iv) notice of acceptance of this Guaranty,


                                   Exhibit C-2
demand, protest, presentment, notice of default and any requirement of diligence; (v) any requirement to exhaust any remedies or to mitigate any damages resulting from default by Red Oak under the Equity Subscription Agreement; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantor.

         SECTION 5. SUBROGATION. The Guarantor shall be subrogated to all rights of the Company and the Guaranteed Party in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; PROVIDED, HOWEVER, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all of the Guaranteed Obligations have been paid in full. Without prejudice to the rights set forth in the preceding sentence, the Guarantor acknowledges and agrees that no payment by the Guarantor under this Guaranty shall give rise to any claim by the Guarantor against the Guaranteed Party.

         SECTION 6. CERTAIN RIGHTS AND POWERS OF GUARANTEED PARTY. The Guaranteed Party shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of the Guaranteed Party shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of the Guaranteed Party and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by such Guaranteed Party against Red Oak in respect of any Guaranteed Obligation, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that such Guaranteed Party first assert, prosecute or exhaust any remedy or claim against Red Oak.

         SECTION 7. REPRESENTATIONS, WARRANTIES. The Guarantor represents and warrants to the Guaranteed Party, on and as of the date hereof:

               (i) The Guarantor is duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty;

               (ii) No governmental action is required to be taken, given or obtained, as the case may be, by or from any Governmental Authority, and no filing, recording, publication or registration in any public office or any other place is necessary to authorize the execution, delivery and performance by the Guarantor of this Guaranty or for the legality, validity, binding effect or enforceability hereof;

               (iii) The execution and delivery of this Guaranty by the Guarantor and the performance of its obligations hereunder will not contravene any applicable law, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Guarantor is a party or by which any of its properties may be bound;


                                   Exhibit C-3

               (iv) The execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary corporate action; this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors' rights generally and by general principles of equity; and

               (v) There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor before or by any Governmental Authority that questions the validity or enforceability of this Guaranty or, if adversely determined, would materially unpair the ability (financial or otherwise) of the Guarantor to perform its obligations hereunder.

         SECTION 8. CORPORATE EXISTENCE, ETC. The Guarantor agrees that, so long as this Guaranty is in effect, the Guarantor shall (i) preserve and maintain its corporate existence; (ii) preserve and maintain all of its material rights, privileges and franchises, except where the failure to preserve and maintain any such right, privilege or franchise would not materially and adversely affect the ability of the Guarantor to perform its obligations under this Guaranty; and
(iii) comply with all the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities except where the failure to comply with any such requirement would not materially and adversely affect the ability of the Guarantor to perform its obligations under this Guaranty.

         SECTION 9. PAYMENTS. (a) The Guarantor shall make all payments of amounts owing pursuant to this Guaranty in immediately available funds to The Bank of New York as Collateral Agent for the Banks by wire or electronic transfer to The Bank of New York, Account Number ________, or to such other account as The Bank of New York as Collateral Agent may specify from time to time by notice to the Guarantor, by not later than noon New York time on the due date for such payment. Any such payment shall, to the extent so made, discharge the obligations of the Guarantor hereunder.

         (b) Any payment under this Guaranty shall be paid together with interest and accruing from the date on which demand therefor is properly made hereunder, at the rate of interest specified in Section 2(e) of the Equity Subscription Agreement to sums payable thereunder, as notified by the Guaranteed Party.

         SECTION 10. TERMINATION. This Guaranty and all obligations of the Guarantor hereunder shall terminate upon the reduction of the Red Oak Support Amount to zero as a result of payments by the Guarantor or others which have the effect of reducing the Red Oak Support Amount.

         SECTION 11. NOTICES. All notices and other communications required or permitted under the terms and provisions hereof shall be given to the Guarantor in writing, addressed to the Guarantor at The AES Corporation, 1001 North 19th Street, Arlington, VA 22209, Attention: General Counsel, with a copy to AES Red Oak, Inc., 777 Washington Road, Parlin, New Jersey


                                   Exhibit C-4

08859, Attention: Project Manager, Facsimile: ________, or at such other address or addresses as the Guarantor may provide from time to time in writing to the Guaranteed Party.

         SECTION 12. AMENDMENTS, WAIVER, ASSIGNMENT, ETC. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally but only by an instrument in writing signed by the Guarantor and the Guaranteed Party. The obligations of the Guarantor under this Guaranty may not be assigned or otherwise transferred without the prior written consent of the Guaranteed Party.

         SECTION 13. SECTION HEADINGS, ETC. The headings of the various sections of this Guaranty are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Party and its successors and assigns. This Guaranty shall not be deemed to create any right in any Person other than the Guaranteed Party and its successors and assigns and shall not be construed in any respect to be a contract in whole or in part for the benefit of any Person other than the Guaranteed Party and its successors and assigns.

         SECTION 16. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York , without regard to the conflict of laws provisions of such laws.

         SECTION 17. SUBMISSION TO JURISDICTION. Each of Guaranteed Party and the Guarantor hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of the Southern District of New York, and appellate courts with jurisdiction over any appeals therefrom;

               (ii) consents and agrees that any such action or proceeding may be brought in and only in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;


                                   Exhibit C-5

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 11 of this Guaranty, or at such other address of which the other party shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         SECTION 18. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Guarantor and the Guaranteed Party with respect to the subject matter hereof.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






                                   Exhibit C-6

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunder duly authorized on the date first above written.

                                        THE AES CORPORATION

                                      By:
                                         ---------------------------------------
                                        Name:
                                        Title:



ACCEPTED AND AGREED:

THE BANK OF NEW YORK,
as Collateral Agent



  By:
     --------------------------------------
      Name:
      Title:




                                   Exhibit C-7